Exhibit 10.34

Tenant: Madrigal Pharmaceuticals, Inc.

NINTH AMENDMENT TO LEASE

This Ninth Amendment to Lease (“Amendment”) is made and entered into as of the 15 day of October 2024, by and between BARR HARBOR DRIVE, LLC, a Pennsylvania limited liability company (“Landlord”) and MADRIGAL PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
A.Landlord and Tenant are parties to that certain Lease dated January 10, 2019 (“Original Lease”), as amended by that certain (i) First Amendment to Lease dated July 17, 2020, (ii) Second Amendment to Lease dated May 3, 2021, (iii) Third Amendment to Lease dated March 8, 2022, (iv) Fourth Amendment to Lease dated May 30, 2023, (v) Fifth Amendment to Lease dated August 31, 2023 (“Fifth Amendment”), (vii) Sixth Amendment to Lease dated April 16, 2024, (viii) Seventh Amendment to Lease dated as of May 2, 2024 and (ix) Eighth Amendment to Lease dated August 21, 2024 (the Original Lease together with the First Amendment to Lease, the Second Amendment to Lease, the Third Amendment to Lease, the Fourth Amendment to Lease, the Fifth Amendment, the Sixth Amendment to Lease, the Seventh Amendment to Lease and the Eighth Amendment to Lease are the “Existing Lease”) for 28,822 rentable square feet of space comprised of 10,416 rentable square feet on the second floor commonly known as Suite 200, 1,816 rentable square feet on the second floor commonly known as Suite 250, 4,063 rentable square feet on the second floor commonly known as Suite 225, 1,693 rentable square feet on the second floor also commonly known as Suite 225 and 10,834 rentable square feet commonly known as Suite 301 on the third floor of the Building (and reflecting the removal of Suite 100 from the Current Premises which will occur as of the Suite 100 Removal Date as defined in the Fifth Amendment) (the foregoing suites, collectively, the “Current Premises”) located at Four Tower Bridge, 200 Barr Harbor Drive, West Conshohocken, Pennsylvania 19428. The Existing Lease as amended hereby shall be the “Lease.”

B.Tenant wishes to expand the Current Premises to include 593 rentable square feet located on the second floor of the Building as shown on Exhibit “A” attached hereto and made a part hereof (the “Additional Premises”).

C.Landlord and Tenant wish to amend the Lease in certain other respects, all subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:
1.Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Existing Lease.

2.Fixed Rent.

(a)On the Additional Premises Commencement Date (as hereafter defined), Tenant shall commence paying Fixed Rent for the Additional Premises to Landlord, without notice, demand, setoff, deduction, or counterclaim as follows:

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Time Period	Fixed Rent per rentable square feet	Monthly Fixed Rent	Annual Fixed Rent
Additional Premises	$38.25	$1,890.19	$22,682.25

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Commencement Date - November 30, 2024
December 1, 2024 - November 30, 2025	$39.02	$1,928.24	$23,138.86
December 1, 2025 - November 30, 2026	$39.80	$1,966.78	$23,601.40

(b)Fixed Rent for the Current Premises shall be paid in accordance with the Existing
Lease.

3.Tenant’s Share. Assuming that the First Expansion Delivery Date, the Second Expansion Delivery Date and the Suite 100 Removal Date have occurred (as defined in the Fifth Amendment), Tenant’s Share upon the Additional Premises Commencement Date shall be 34.20% (29,415/86,021).

4.Additional Premises Commencement Date. The Term of this Lease for the Additional Premises shall commence on the date which is the earlier of (a) when Tenant, with Landlord's prior consent, assumes possession of the Additional Premises for its Permitted Uses, or (b) upon substantial completion of the Landlord’s Work (the "Additional Premises Commencement Date"). The Additional Premises shall be deemed “substantially completed” when the Landlord’s Work has been completed to the extent that the Additional Premises may be occupied by Tenant for its Permitted Use, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Additional Premises, if required by law (hereafter, “Substantially Completed” or “Substantial Completion”). The Term for the Additional Premises shall expire co-terminously with the Current Premises on November 30, 2026. The Additional Premises Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit "B". If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such date shall be deemed accepted.

5.Landlord’s Work. Landlord shall construct, in accordance with Exhibit “C” attached hereto, the Landlord’s Work (as therein defined). If Landlord shall actually be delayed in the Substantial Completion of Landlord’s Work as a result of (i) any interference with the progress of Landlord’s Work by Tenant or its employees, agents or contractors; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; or (iii) the performance or completion of any work, labor or services by Tenant or anyone employed by Tenant (each, a "Tenant Delay"), then the Additional Premises Commencement Date and the payment of Rent for the Additional Premises shall be accelerated by the number of days of such delay. If any change, revision or supplement to the scope of the Landlord's Work is requested by Tenant and approved by Landlord, then such increased costs associated with such change, revision or supplement shall be paid by Tenant upfront and such change, revision or supplement shall not alter Tenant's obligations under the Lease. Notwithstanding anything to the contrary stated in Section 4 above, the Additional Premises Commencement Date shall be on the date the Additional Premises would have been delivered to Tenant but for Tenant Delay or Tenant’s change order. Landlord’s Work constitutes an Alteration under Section 9 of the Original Lease. Notwithstanding anything in this Amendment to the contrary, Landlord shall only be responsible for payment of a maximum cost for the Landlord’s Work equal to the product calculated by multiplying (A) $8,895.00 and (B) a fraction, the numerator of which is the number of months remaining in the Term from the Additional Premises Commencement Date and the denominator of which is thirty-six (36) (the “Tenant Allowance”). All costs

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of the Landlord’s Work in excess of the Tenant Allowance shall be borne by Tenant and shall be paid to Landlord upon the execution of this Amendment by Tenant.
6.Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiation or consultations with respect to this transaction with any broker or finder other than: (i) representing Landlord, Newmark, and (ii) representing Tenant, Cushman & Wakefield of Pennsylvania, LLC (each, a “Broker”). Tenant shall have no responsibility or obligation to pay any commission to a Broker in connection with transactions contemplated hereby. Instead, Landlord shall fully compensate each Broker pursuant to separate brokerage agreement(s). Each party must indemnify, defend and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorney’s fees and court costs) arising out of or from or related to its misrepresentation under, or breach of, this Section. This Section will survive the expiration or earlier termination of the Term.

7.Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Existing Lease has not been modified, amended, cancelled, terminated, released, superseded or otherwise rendered of no force or effect. The Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term and power contained in and under the Existing Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein, and in the event of any conflict between the terms and conditions of this Amendment and those of the Existing Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant thereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto.

8.Confession of Judgment restated: Tenant specifically acknowledges and agrees that Section 17(k) of the Original Lease concerning Confession of Judgment is hereby restated in full below:
(1)TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY ACTION SPECIFIED IN SUBPARAGRAPH (j)(2) OF THIS SECTION (AND FOR THE AVOIDANCE OF DOUBT EXCLUDING ACTIONS CONCERNING ANY SUM PAYABLE UNDER SUBPARAGRAPHS (a) THROUGH (h) OF THIS SECTION), AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF POSSESSION OF THE PREMISES AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES ALL OR ANY PART OF THE RENT SPECIFIED IN THE LEASE AND THEN UNPAID TAKING INTO ACCOUNT LANDLORD’S OBLIGATION TO MITIGATE DAMAGES TO THE EXTENT REQUIRED UNDER THE LEASE AND FOR COSTS TOGETHER WITH REASONABLE ATTORNEY’S FEES. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THE LEASE.

(2)WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER

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DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

(3)In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding. Tenant represents to Landlord that it has a gross income of at least $10,000.

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TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT:

MADRIGAL PHARMACEUTICALS, INC., a
Delaware corporation
By: /s/ Clint Wallace

Name: Clint Wallace
Title: Chief Human Resources Officer

9.Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so. Tenant certifies as of the date hereof that to Tenant’s actual knowledge without inquiry no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a breach or default under the Lease.

10.Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, this Amendment may be signed by facsimile transmission or portable document format (.pdf) and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument and the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced will be deemed to be their original signature of all purposes.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first- above written.

LANDLORD:
BARR HARBOR DRIVE, LLC, a Pennsylvania limited liability company

By: Winterstar Corporation, Manager

By: /s/ Robert J. Nasuti
Robert J. Nasuti, President

TENANT:

MADRIGAL PHARMACEUTICALS, INC., a
Delaware corporation

By: /s/ Clint Wallace
Clint Wallace, Chief Human Resources Officer

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Docusign Envelope ID: 90288CC8-0ECE-4E98-8049-E455E1500F24